Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2017 FOURTH QUARTER AND FULL YEAR AND
PROVIDES FISCAL 2018 GUIDANCE

Melville, New York – September 27, 2017 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2017. The Company also announced financial targets for its 2018 fiscal year.

2017 Fourth Quarter Highlights

•	Net sales for the three months ended July 31, 2017 were $147.8 million as compared to $152.4 million for the three months ended July 31, 2016.

•	Comtech achieved a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.90. As of July 31, 2017, the Company had backlog of $446.2 million.

•
GAAP operating income was $14.8 million and GAAP net income was $7.3 million, or $0.31 per diluted share, for the three months ended July 31, 2017, as compared to GAAP operating income of $7.5 million and a GAAP net income of $2.7 million, or $0.14 per diluted share, for the three months ended July 31, 2016.

•
Adjusted EBITDA was $29.1 million for the three months ended July 31, 2017. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•	As of July 31, 2017, the Company had $41.8 million of cash and cash equivalents. During the fourth quarter of fiscal 2017, the Company generated cash flows from operating activities of $23.0 million.

2017 Fiscal Year Highlights

•
Net sales for the fiscal year ended July 31, 2017 were $550.4 million as compared to $411.0 million for the fiscal year ended July 31, 2016. The year-over-year increase in net sales reflects a full year of TCS operations, which contributed incremental net sales of $147.1 million for fiscal 2017.

•	Comtech achieved a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 0.93.

•
GAAP operating income was $37.0 million and GAAP net income was $15.8 million, or $0.67 per diluted share, for the fiscal year ended July 31, 2017, as compared to a GAAP operating loss of $0.6 million and a GAAP net loss of $7.7 million, or $(0.46) per diluted share, for the fiscal year ended July 31, 2016.

•
Adjusted EBITDA was $70.7 million for the fiscal year ended July 31, 2017, which reflects $6.7 million of benefit associated with a fee paid by the U.S. Army to use our BFT-1 intellectual property. Effective April 1, 2017, the U.S. Army retains a limited non-exclusive right to use this intellectual property for no additional payment.

•	During the fiscal year ended July 31, 2017, the Company generated cash flows from operating activities of $66.7 million and reduced the level of its total indebtedness by $63.7 million.

In commenting on the Company's performance during the fourth quarter of fiscal 2017, Fred Kornberg, President and Chief Executive Officer, noted "Fiscal 2017 was a very busy year for our Company. With our fourth quarter fiscal 2017 performance, we solidified a strong finish to what turned out to be a successful year for Comtech. I am extremely optimistic about our growth prospects and believe that fiscal 2018 will be even better."

2018 Fiscal Year Financial Targets

•	Revenue goal with a range of approximately $550.0 million to $575.0 million.

•	GAAP diluted EPS goal with a range of approximately $0.41 to $0.44.

•	Despite the absence of BFT-1 intellectual property license fees in fiscal 2018, adjusted EBITDA goal in a range of approximately $68.0 million to $72.0 million.

•	Total annual amortization of intangibles of approximately $21.0 million.

•	Total depreciation expense is expected to range from $14.0 million to $16.0 million.

•	Total amortization of stock-based compensation is expected to range from approximately $9.0 million to $10.0 million.

•	Interest expense is expected to reflect a rate (including amortization of deferred financing costs) of 5.0%.

•	The Company's effective income tax rate (excluding discrete tax items in fiscal 2018) is expected to approximate 34.75%.

•
Based on the anticipated timing of shipments and performance related to orders currently in the Company's backlog and the timing of expected new orders, net sales and Adjusted EBITDA for its first and second quarters of fiscal 2018 are expected to be lower than the comparable operating quarters in fiscal 2017. Given the straight-line amortization expense associated with intangible assets with finite lives, the Company expects to report an operating loss in both the first and second quarters of fiscal 2018, with each of the third and fourth fiscal 2018 quarters achieving operating profits. The Company's fourth quarter of fiscal 2018 is expected to be the peak quarter for both net sales and Adjusted EBITDA.

Additional information about the Company’s fiscal 2018 guidance is included in the Company’s fourth quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 28, 2017. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 831-8713 (domestic), or (203) 518-9713 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-2385 or (402) 220-7203. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of TeleCommunication Systems, Inc. ("TCS") will not be fully realized, or will not be realized within the anticipated time period; the possibility of disruption from the acquisition, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HEIGHTSTM Dynamic Network Access Technology ("HEIGHTS"); changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TCS's legacy legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Secured Credit Facility, as amended; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the SEC.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2017	2016	2017	2016

Net sales	$147,762,000	$152,377,000	$550,368,000	$411,004,000
Cost of sales	87,350,000	90,171,000	332,183,000	239,767,000
Gross profit	60,412,000	62,206,000	218,185,000	171,237,000

Expenses:
Selling, general and administrative	26,484,000	34,114,000	116,080,000	94,932,000
Research and development	13,889,000	13,974,000	54,260,000	42,190,000
Amortization of intangibles	5,268,000	6,067,000	22,823,000	13,415,000
Settlement of intellectual property litigation	—	—	(12,020,000)	—
Acquisition plan expenses	—	587,000	—	21,276,000
	45,641,000	54,742,000	181,143,000	171,813,000

Operating income (loss)	14,771,000	7,464,000	37,042,000	(576,000)

Other expenses (income):
Interest expense and other	2,691,000	4,129,000	11,629,000	7,750,000
Interest income and other	(80,000)	93,000	(68,000)	(134,000)

Income (loss) before provision for (benefit from) income taxes	12,160,000	3,242,000	25,481,000	(8,192,000)
Provision for (benefit from) income taxes	4,846,000	540,000	9,654,000	(454,000)

Net income (loss)	$7,314,000	$2,702,000	$15,827,000	$(7,738,000)

Net income (loss) per share:
Basic	$0.31	$0.14	$0.68	$(0.46)
Diluted	$0.31	$0.14	$0.67	$(0.46)

Weighted average number of common shares outstanding – basic	23,470,000	19,318,000	23,433,000	16,972,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,566,000	19,341,000	23,489,000	16,972,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.10	$0.30	$0.60	$1.20
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(Audited)

	July 31, 2017	July 31, 2016
Assets
Current assets:
Cash and cash equivalents	$41,844,000	$66,805,000
Accounts receivable, net	124,962,000	150,967,000
Inventories, net	60,603,000	71,354,000
Prepaid expenses and other current assets	13,635,000	14,513,000
Total current assets	241,044,000	303,639,000

Property, plant and equipment, net	32,847,000	38,667,000
Goodwill	290,633,000	287,618,000
Intangibles with finite lives, net	261,871,000	284,694,000
Deferred financing costs, net	3,065,000	3,309,000
Other assets, net	2,603,000	3,269,000
Total assets	$832,063,000	$921,196,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,402,000	$33,462,000
Accrued expenses and other current liabilities	68,610,000	98,034,000
Dividends payable	2,343,000	7,005,000
Customer advances and deposits, current	25,771,000	29,665,000
Current portion of long-term debt	15,494,000	11,067,000
Current portion of capital lease obligations	2,309,000	3,592,000
Interest payable	282,000	1,321,000
Total current liabilities	144,211,000	184,146,000

Non-current portion of long-term debt, net	176,228,000	239,969,000
Non-current portion of capital lease obligations	1,771,000	4,021,000
Income taxes payable	2,515,000	2,992,000
Deferred tax liability, net	17,306,000	9,798,000
Customer advances and deposits, non-current	7,227,000	5,764,000
Other liabilities	2,655,000	4,105,000
Total liabilities	351,913,000	450,795,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,619,467 shares and 38,367,997 shares at July 31, 2017 and 2016, respectively	3,862,000	3,837,000
Additional paid-in capital	533,001,000	524,797,000
Retained earnings	385,136,000	383,616,000
	921,999,000	912,250,000
Less:
Treasury stock, at cost (15,033,317 shares at July 31, 2017 and 2016)	(441,849,000)	(441,849,000)
Total stockholders’ equity	480,150,000	470,401,000
Total liabilities and stockholders’ equity	$832,063,000	$921,196,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings before income taxes, interest (income) and other expense, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, acquisition plan expenses and settlement of intellectual property litigation. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies, including a similarly titled measure previously utilized by TCS. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing our performance and comparability of our results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2018 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to its acquisition plan, settlement of intellectual property litigation and interest expense are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended July 31,		Twelve months ended July 31,
	2017	2016	2017	2016

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$7,314,000	2,702,000	15,827,000	(7,738,000)
Provision for (benefit from) income taxes	4,846,000	540,000	9,654,000	(454,000)
Interest (income) and other expense	(80,000)	93,000	(68,000)	(134,000)
Interest expense	2,691,000	4,129,000	11,629,000	7,750,000
Amortization of stock-based compensation	5,526,000	951,000	8,506,000	4,117,000
Amortization of intangibles	5,268,000	6,067,000	22,823,000	13,415,000
Depreciation	3,505,000	3,752,000	14,354,000	9,830,000
Acquisition plan expenses	—	587,000	—	21,276,000
Settlement of intellectual property litigation	—	—	(12,020,000)	—
Adjusted EBITDA	$29,070,000	18,821,000	70,705,000	48,062,000

ECMTL
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